AMENDMENT TO PURCHASE AND OPTION AGREEMENT
                                 by and between
                           SHF ACQUISITION CORPORATION
                                       and
                             MURIETA INVESTORS, LLC
                              dated October 7, 1996



        SHF Acquisition Corporation, a Nevada Corporation (Seller) and Murieta Investors, LLC, a California Limited Liability Company (Buyer) desire to amend that certain Purchase and Option agreement dated October 7, 1996, as follows:

        1. Seller will grant to Buyer an Option to purchase up to 34 lots, if said number of lots are available during the Option Period (the Option Lots), located in the subdivision commonly referred to as Unit 6, or the Fairways, of Rancho Murieta, County of Sacramento, State of California. Seller will also grant to Buyer a First Right of Refusal for the sale of Multiple (three or more) Lots to a single Third Party Purchaser. Said First Right of Refusal shall be issued to Buyer upon the Seller's receipt of a bonafide offer to purchase three
(3) or more lots from the Sellers remaining unsold lots in Unit 6. Buyer shall have five (5) business days, from the date of Sellers notification of a bonafide offer to purchase Multiple Lots, to submit to Seller an executed purchase agreement on the same terms and conditions as set forth in the Third Party Purchase offer of purchase. In the event that Buyer fails to submit such executed purchase offer to Seller within five (5) business days, then all Buyer rights associated with the First Right of Refusal for the identified lots shall be waived and thereafter have no force or effect, except that in the event, should the Third Party Purchaser seek to modify the purchase price or Seller financing of the purchase on terms more favorable to the Third Party Purchaser than contained in the original purchase agreement, then Buyer shall be so notified and the five (5) day First Right of Refusal reinstated for those lots contained in the purchase agreement. A Third Party Purchaser shall be a person or entity, with no affiliation to Seller.

        2. Buyer shall have the right to exercise the Option in multiple phases and in such increments as Buyer desires, until Buyer has purchased all of the Option Lots. Notwithstanding the foregoing, Buyer will purchase a minimum of six
(6) of the Option Lots on the first Option  Exercise  Date and a minimum of four
(4) of the Option Lots on each Option Exercise Date thereafter.

        3. The first Option Exercise Date shall be December 1, 1998 (the Initial Option Date). Additional Option Dates will be every six months following the Initial Option Date. If any Options are not exercised subsequent to the Initial Option Date, then the number of remaining Option Lots shall be reduced by the number of Option Lots not exercised. In the event, that Buyer fails to exercise two (2) consecutive Options to purchase, then all remaining Options and First Right of Refusal rights shall be terminated by operation of this amendment and without notice.



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        4. The  Option  Lots to be  purchased  will be  identified  by Buyer and approved by Seller prior to each Option Exercise Date with no more than one half (1/2) of the Option Lots being located on the fairway of the golf course next to the Sellers property.

        5. The purchase price of the Option Lots will be $50,000.00 per lot purchased plus reimbursement to Seller of Park Fees paid to Rancho Murieta Association and 20% of the lesser of (i) the Gross Sales Price or (ii) the Basic Sales Price, as both are defined in the Purchase and Option Agreement dated October 7, 1996, less $50,000.00.

        6. If Buyer has not completed a single family residence on any of the Option Lots purchased within nine months of the purchase date, then Buyer will at Sellers option and upon Sellers inspection of the construction status, either
(1) pay to Seller the balance of the lot purchase price as defined by the Sellers Lot Price List as of the date of this amendment, or (2) extend the completion date. Should Seller elect (1) above, Buyer will have thirty (30) days to tender to Seller the balance of the purchase price. Seller will discount the purchase price Buyer based on the following schedule:

        Single lot    0%
        Two lots      3%
        Three lots    5%
        Four or more  7.5%

Time is of the essence, however, should Buyers construction time be extended by acts of nature or other acts beyond their control, i.e. governmental intervention, the nine month time frame will be adjusted accordingly at Sellers discretion.

        It is understood by both Buyer and Seller that all other terms of the Purchase and Option Agreement, dated October 7, 1996 shall remain in full force and effect.


SHF ACQUISITION CORPORATION

by Edward Pasquale       /s/    E. Pasquale, President

MURIETA INVESTORS, LLC

by Jeff Herbst